Exhibit 4
                                                                       ---------

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that Amendment No. 3 to Schedule 13D under the Securities and Exchange Act of 1934, as amended, relating to shares of the common stock, par value $0.01 per share of Xpedior Incorporated, to which this Agreement is an Exhibit and which is to be filed with the Securities and Exchange Commission, is filed on behalf of each of the undersigned.

     This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Dated as of November 1, 2000

                                      PSINet INC.



                                      By:   /s/ Kathleen B. Horne
                                           -------------------------------------
                                            Name:  Kathleen B. Horne
                                            Title: Senior Vice President

                                      PSINet CONSULTING SOLUTIONS HOLDINGS, INC.



                                      By:   /s/ Edward L. Pierce
                                           -------------------------------------
                                            Name:  Edward L. Pierce
                                            Title: Executive Vice President